UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 21, 2022

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
f an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2022, Richard A. Packer notified the Board of Directors (the "Board") of Teleflex Incorporated ("Teleflex" or the "Company") that he will not stand for reelection to the Board at the Company's 2022 annual meeting of stockholders (the "2022 Annual Meeting") and will retire as a member of the Board, effective immediately prior to the 2022 Annual Meeting. Mr. Packer is retiring in view of the ongoing growth of both Teleflex and of Asahi Kasei Corporation, where he serves as Primary Executive Officer; Mr. Packer has indicated that he has concluded in an abundance of caution that it is advisable he retire from the Board effective at the 2022 Annual Meeting prior to any future issues that may be raised by potential overlap in the businesses of the two companies. Mr. Packer’s retirement is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.
Item 8.01 Other Information.
On February 22, 2022, the Board nominated Neena M. Patil, Chief Legal Officer and Senior Vice President, Legal and Corporate Affairs of Jazz Pharmaceuticals plc, to stand for election as a director at the Annual Meeting. The Board determined that Ms. Patil, if elected, will be an independent director within the meaning of the Company’s Bylaws and the New York Stock Exchange listing standards. The Company intends to include Ms. Patil in the list of director nominees in its definitive proxy statement to be filed with the U.S. Securities and Exchange Commission ("SEC") in connection with the 2022 Annual Meeting. The Board will determine Ms. Patil's committee assignments after her election.
Ms. Patil had been identified as a potential Board candidate by an external search firm in connection with the Board's succession planning efforts. There are no arrangements or understandings between Ms. Patil, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Patil was selected as a director. There are no related party transactions between the Company and Ms. Patil (or any of her immediate family members) requiring disclosure under Item 404(a) of Regulation S-K.
The Company intends to solicit proxies from its stockholders in connection with the 2022 Annual Meeting and at any and all adjournments or postponements thereof. The Company has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2022 Annual Meeting.
Additional Information and Where to Find It

Teleflex, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Teleflex’s stockholders in connection with the 2022 Annual Meeting. Teleflex plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2022 Annual Meeting (the “2022 Proxy Statement”).

STOCKHOLDERS ARE URGED TO READ THE 2022 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TELEFLEX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2022 Proxy Statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Such information can also be found in the following filings with the SEC:

•Teleflex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021;
•Teleflex’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2021 (filed with the SEC on April 29, 2021), June 27, 2021 (filed with the SEC on July 29, 2021) and September 26, 2021 (filed with the SEC on October 28, 2021);
•Teleflex’s Current Reports on Form 8-K filed with the SEC on May 6, 2021, May 18, 2021, May 28, 2021 and June 7, 2021; and
•Teleflex’s definitive proxy statement for the 2021 Annual Meeting of Stockholders, filed with the SEC on March 26, 2021.

To the extent holdings of Teleflex’s securities have changed since the amounts shown in the definitive proxy statement for the 2021 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2022 Proxy Statement and any other documents filed by Teleflex with the SEC in connection with the 2022 Annual Meeting at the SEC’s website (www.sec.gov), at Teleflex’s website (www.teleflex.com) or by writing to Teleflex Incorporated, 550 East Swedesford Road, Suite 400, Wayne, Pennsylvania 19087, Attention: Secretary.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2022	TELEFLEX INCORPORATED By: /s/ Liam J. Kelly Name: Liam J. Kelly Title: Chairman, President and Chief Executive Officer